Filed Pursuant to Rule 424(b)(3)
Registration No. 333-194280

PROSPECTUS SUPPLEMENT NO. 9 AUGUST 3, 2015
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II
SUPPLEMENT NO. 9 DATED AUGUST 3, 2015
TO THE PROSPECTUS DATED DECEMBER 8, 2014
This document supplements, and should be read in conjunction with, the prospectus of Griffin Capital Essential Asset REIT II, Inc. dated December 8, 2014 and Supplement No. 8 dated July 7, 2015. Supplement No. 8 amended and superseded all prior supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
The purpose of this supplement is to disclose:

•	an update on the status of our offering;

•	an update to our state-specific suitability standards;

•	a revision to the "Questions and Answers about this Offering" section of our prospectus;

•	a revision to the "Risk Factors" section of our prospectus;

•	our recent property acquisitions;

•	the third quarter 2015 stock distribution declaration;

•	a revision to the "Management - Affiliated Companies" section of our prospectus; and

•	a revised subscription agreement.
Status of Our Offering
We commenced the initial public offering of shares of our common stock on July 31, 2014. On September 23, 2014, we reached the minimum offering amount of $2.0 million in sales of Class A common stock as a result of a $2.0 million investment by an affiliate of our sponsor, and commenced operations. On November 12, 2014, we announced that we had ceased offering shares of our Class T common stock in our offering, and reallocated the shares being offered such that we are currently offering up to $2.0 billion in shares of Class A common stock in our primary offering and up to $200 million in shares of Class A common stock pursuant to our distribution reinvestment plan. We did not sell any shares of Class T common stock in this offering; however, we reserved the right to reallocate shares among classes of stock, if we elect to offer shares of additional classes in the future.
As of July 27, 2015, we had received gross offering proceeds of approximately $160.8 million from the sale of 16,174,675 Class A shares in our initial public offering, including proceeds raised and shares issued under our distribution reinvestment plan. As of July 27, 2015, approximately $2.0 billion in shares of common stock remained available for sale to the public under our initial public offering, including shares available under our distribution reinvestment plan.
Update to Suitability Standards
The state-specific suitability standard for Kentucky contained in the "Suitability Standards" section on page i of our prospectus is hereby revised as follows:

•
For Kentucky Residents - Investments by residents of the State of Kentucky must not exceed 10% of such investor's liquid net worth in our shares or the shares of our affiliates' non-publicly traded real estate investment trusts.

Revision to "Questions and Answers about this Offering"
The information provided in the fourth bullet point in the response to the question "What are some of the more significant risks involved in an investment in your shares?" in the "Questions and Answers about this Offering" section our prospectus is hereby removed and replaced with the following:

•
We have paid, and may continue to pay distributions from sources other than cash flow from operations, including out of net proceeds from this offering; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders' overall return may be reduced.

Revision to "Risk Factors"
The information provided in the sixth risk factor to the "Risk Factors - Risks Related to this Offering and an Investment in Griffin Capital Essential Asset REIT II, Inc." section of our prospectus is hereby removed and replaced with the following:
We have paid distributions from sources other than cash flow from operations; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders' overall return may be reduced.
In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies, and we may use an unlimited amount from any source to pay our distributions. Through June 30, 2015, we funded a substantial amount of our total distributions out of net offering proceeds from this offering.  If we continue to pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders' overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder's basis in our stock may be reduced and, to the extent distributions exceed a stockholder's basis, the stockholder may recognize a capital gain. See the "Description of Shares - Distribution Policy" section of this prospectus.
Property Acquisitions
The following is hereby added to the end of the "Real Estate Investments - Our Properties" section of our prospectus:
FedEx Freight Property
On July 22, 2015, we acquired a single-story, Class "A" truck terminal and its associated outbuildings consisting of 160,410 net rentable square feet located in West Jefferson, Ohio (the "FedEx Freight property"). The FedEx Freight property is leased in its entirety to FedEx Freight, Inc. ("FedEx Freight"). The purchase price for the FedEx Freight property was $28.0 million, plus closing costs. The purchase price and acquisition fees and expenses earned by our advisor were funded with proceeds from our public offering, a draw of $16.8 million pursuant to our revolving credit facility with a syndicate of lenders under which KeyBank, N.A. ("KeyBank") serves as administrative agent and JPMorgan Chase Bank, N.A. ("JPMorgan") serves as syndication agent (the "KeyBank Revolving Credit Facility"), and approximately $10.8 million in proceeds from a preferred equity investment made by Griffin Capital Vertical Partners, L.P., an affiliate of Griffin Capital Corporation, our sponsor (the "Sponsor"), into Griffin Capital Essential Asset Operating Partnership II, L.P., our operating partnership (the "Operating Partnership"), in exchange for preferred units of limited partnership interest in the Operating Partnership. Our advisor earned approximately $0.6 million in acquisition fees in connection with the acquisition of the FedEx Freight property. As of the closing date, we incurred acquisition expenses of approximately $0.2 million in connection with the acquisition of the FedEx Freight property, approximately $0.06 million of which will be reimbursed or paid to our advisor and approximately $0.14 million of which were paid to unaffiliated third parties.
FedEx Freight is a wholly-owned subsidiary of FedEx Corporation ("FedEx"), which operates a broad portfolio of transportation, e-commerce, and business services through its four business segments: FedEx Freight, FedEx Express, FedEx Ground, and FedEx Services. FedEx Freight is a leading U.S. provider of less-than-truckload ("LTL") freight services through its FedEx Freight Priority and FedEx Freight Economy services. FedEx (NYSE:FDX) is ranked #64 on the 2014 Fortune 500 List and has investment grade credit ratings of 'BBB' from S&P, 'Baa1' from Moody's, and 'A+' from Egan-Jones.
The FedEx Freight property is located in the Columbus, Ohio MSA and functions as one of only twelve "dual hubs" for both FedEx Freight Priority shipments and FedEx Freight Economy shipments nationally. The FedEx Freight property was completed in 2009 as a build-to-suit for FedEx Freight and includes a 133,040 square foot warehouse/freight terminal with 272 dock-high doors, an adjoining single-story office area, a free standing truck and trailer maintenance facility, three fueling stations, a digital truck scale, and a large parking area. The FedEx Freight property is centrally located to handle LTL shipments moving to and from Western, Eastern, Southern, Midwestern, and Northeastern United States and is in close proximity to major highways, the Norfolk Southern Intermodal at Rickenbacker in Columbus, and a line-haul freight to and from intermodals in Chicago. We believe the FedEx Freight property is a business essential facility to FedEx Freight's overall operations due to its significant locational benefits, the operational efficiency of its terminals, and the functions performed therein.
The FedEx Freight lease, as amended, is a triple-net lease with a remaining term of approximately 8.5 years upon our acquisition, expiring in January 2024. The current annual base rent is approximately $1.9 million, with 0.9% average annual rental increases for the remaining duration of the lease. Under the FedEx Freight lease, FedEx Freight has two five-year fixed rate renewal options, with base rent increases of 9.92% on the first renewal option and 7.45% on the second renewal option, and no termination option. FedEx also serves as the guarantor for FedEx Freight's obligations under the FedEx Freight lease.
The going-in capitalization rate for the FedEx Freight property is approximately 6.65%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year we own the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenant including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.
Aetna Property
On July 29, 2015, we acquired a two-story, institutional quality office property consisting of approximately 100,270 net rentable square feet located in Tucson, Arizona (the "Aetna property"). The Aetna property is leased in its entirety to Aetna Life Insurance Company ("Aetna Life Insurance"). The purchase price for the Aetna property was $21.7 million. The purchase price plus closing costs and certain acquisition expenses to third parties (reduced by certain adjustments, credits, and previous deposits) were funded with a draw of $21.6 million pursuant to the KeyBank Revolving Credit Facility. Our advisor earned approximately $0.4 million in acquisition fees in connection with the acquisition of the Aetna property. As of the closing date, we incurred acquisition expenses of approximately $0.12 million in connection with the acquisition of the Aetna property, approximately $0.05 million of which will be reimbursed or paid to our advisor and approximately $0.07 million of which were paid to unaffiliated third parties. The acquisition fees and expenses to be paid to our advisor were deferred and will be paid at a future date.
Aetna Life Insurance provides insurance products principally to employers that sponsor its products for the benefit of their employees or their employees' dependents and has an investment grade credit rating of 'AA-' from S&P. Aetna Life Insurance is a wholly-owned subsidiary of Aetna, Inc. ("Aetna"), which operates as a diversified health care benefits company through its three segments: Health Care, Group Insurance, and Large Case Pensions. Aetna (NYSE:AET) is ranked #49 on the 2015 Fortune 500 List and has investment grade credit ratings of 'A' from S&P, 'A' from Fitch, and 'Baa1' from Moody's.
The Aetna property is located within Pima County, Arizona approximately 120 miles south of Phoenix. The Aetna property was completed in 2001 as a build-to-suit for Coventry Health Care Workers' Compensation, Inc., which was acquired by Aetna in May 2013. Upon the closing of the Aetna property, Aetna Life Insurance executed and commenced a 10-year lease in connection with the sale-leaseback of the Aetna property. The Aetna property is the largest facility for Aetna's workers' compensation group and is a fully-equipped professional office facility with operations supporting large-scale clerical, administrative, contact center, mail center, and business processing organization functions. In addition, the Aetna property includes a full service telephone and IT infrastructure to accommodate and secure business operations and a full-perimeter fence surrounding a secure parking area. Aetna has invested over $2.5 million in a number of improvements to the building since 2006. We believe the Aetna property is a business essential facility to Aetna Life Insurance's overall operations due to its significant locational benefits, the capital invested by Aetna, and Aetna Life Insurance's long-term commitment to the Tucson market evidenced by its 10-year lease term.
The Aetna lease is a 10-year triple-net lease commencing upon our acquisition, expiring in July 2025. The current annual base rent is approximately $1.5 million, with 3.0% annual base rental rate increases for the remaining duration of the lease. Under the Aetna lease, Aetna Life Insurance has two five-year fixed rate renewal options at 95% of fair market rent, a short term extension option of up to 12 months, and a right of first refusal on any lease, subject to certain conditions. The going-in capitalization rate for the Aetna property is approximately 6.93%.
Management of FedEx Freight and Aetna Properties
FedEx Freight will be responsible for manging the FedEx Freight property. Our property manager will be paid an oversight fee in an amount of 1.0% of the gross monthly revenues collected from the FedEx Freight property.
Our property manager will be responsible for managing the Aetna property and will be paid management fees in an amount of 3.0% of the gross monthly revenues collected from the Aetna property. Our property manager has hired an unaffiliated third party to manage the day-to-day operations and will pay the third party a portion of the management fees paid by us, unless such management fee can be recovered from the tenant.
Declaration of Third Quarter 2015 Stock Distribution
On July 27, 2015, our board of directors declared a stock distribution in the amount of 0.00013699 shares of common stock per day per share (equivalent to an annual stock distribution rate of 0.5% based on our current public offering price of $10.00 per share of common stock) to stockholders of record at the close of business on each day during the period from July 27, 2015 through September 30, 2015 ("Stock Distribution"). Our board of directors believes that the Stock Distribution is appropriate to compensate stockholders based on our current and prospective assets, liabilities, and business opportunities. The Stock Distribution to each stockholder of record during a month will be issued on such date of the following month as our Chief Executive Officer may determine.
The Stock Distribution is in addition to our declaration of a cash distribution at a distribution rate of $0.00150684932 per day per share (equivalent to an annual distribution rate of 5.5% based on our current public offering price of $10.00 per share of common stock) payable to stockholders of record at the close of business on each day during the period from July 1, 2015 through September 30, 2015.
Revision to "Management - Affiliated Companies"
The biographical information for Scott A. Tausk contained in the "Management - Affiliated Companies -Our Sponsor and its Principals" section of our prospectus is hereby removed and replaced with the following:
Scott A. Tausk joined Griffin Capital Corporation in 2013 as Managing Director - Asset Management.  Mr. Tausk has over 20 years of asset management experience, including 13 years as Managing Director of Asset and Portfolio Management for Transwestern Investment Company, where he led the execution of active business plans, including property repositioning, leasing, and operating efficiency across a 15 million square foot portfolio.  In addition to asset management experience, Mr. Tausk has experience with real estate development, construction management, and third party property management.  He currently serves as an advisor to Gensler, a global architectural firm, where he helps Gensler connect with the commercial real estate owner.  Mr. Tausk earned a B.S. in Civil Engineering from Purdue University and an MBA from the University of Chicago's Booth School of Business.  Mr. Tausk is a registered Professional Engineer and a licensed Real Estate Managing Broker in the state of Illinois.
Subscription Agreement
The form of subscription agreement contained in Appendix A of our prospectus is hereby removed and replaced with the revised form of subscription agreement attached to this supplement as Appendix A.

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin Capital Essential Asset REIT II, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT		Enter the amount to be invested in Class A common shares. A check for the full purchase price of the shares subscribed for should be made payable to "Griffin Capital Essential Asset REIT II, Inc." Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled "Suitability Standards." (Certain states have imposed special suitability standards as set forth in the Prospectus.) The minimum required initial investment is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.
(2) NON-CUSTODIAL OWNERSHIP		FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO "GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC." TO THE ADDRESS LISTED ON THE BOTTOM OF PAGE 2.
(3) CUSTODIAL OWNERSHIP		FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN. Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.
	(3)a	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.
(4) INVESTOR INFORMATION (REQUIRED)	(4)a	For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor. Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor.
	(4)b	Note: Section 3 should contain the custodian's mailing address.
	(4)c	Enter an alternate mailing address if different than the home address in item 4(b).
	(4)d	Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable. If the investor is an entity, also enter the date of birth **(required)** and social security number **(required)** of the authorized signer where indicated.
	(4)e	Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.
	(4)f	Check the box if either the investor or joint investor is an employee of Griffin Capital Essential Asset REIT II, Inc., Griffin Capital Corporation, or their affiliates, or an affiliate or Board Member of the Company.

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EA2-IU649 (0715)

Appendix A

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

(5) **DISTRIBUTION OPTIONS (REQUIRED)**	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRP"). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution, by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the Distribution Reinvestment Plan we request that you notify Griffin Capital Essential Asset REIT II, Inc. and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.
(6) **SIGNATURES**	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable.
(7) **BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)**	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS
The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than two classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

A. Wire transfers
B. Pre-printed personal checks
C. Cashier's checks over $10,000
D. Business checks when applied to company/corporate account
E. Trust checks for trust accounts
F. Custodial checks for IRA accounts
G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

Pay to the order of "Griffin Capital Essential Asset REIT II, Inc."

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

Regular Mail: **Griffin Capital Essential Asset REIT II, Inc., C/O DST Systems, Inc.**
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: **Griffin Capital Essential Asset REIT II, Inc., C/O DST Systems, Inc.**
430 W. 7th Street
Kansas City, MO 64105

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EA2-IU649 (0715)

Appendix A

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(1) INVESTMENT

☐ Initial Investment
☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

Existing Griffin Capital Essential Asset REIT II, Inc. Account #

Please make investment check payable to:
"Griffin Capital Essential Asset REIT II, Inc."

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500
☐ Funds Enclosed
☐ Funds Wired
☐ Funds to Follow

TOTAL INVESTED IN CLASS A COMMON SHARES
$

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** Investor must sign & initial
☐ **Joint Tenants with Right of Survivorship** All parties must sign & initial
☐ **Tenants in Common** All parties must sign & initial
☐ **Community Property** All parties must sign & initial
☐ **Pension or Profit Sharing Plan** Trustee or custodian signature required
☐ **Trust** Trustee or Grantor signature(s) required — DATE ESTABLISHED (required)
  ☐ Currently Revocable
  ☐ Irrevocable
☐ **Company or Corporation** Authorized officer must sign or initial
  ☐ S-Corp
  ☐ C-Corp
☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** Custodian must sign or initial
☐ **Partnership or LLC** Authorized Agent must sign or initial
☐ **Qualified non-custodial administrator**
☐ **Other:** ____________ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ____________ (TYPE)
☐ **Qualified Pension or Profit Sharing Plan**
☐ **Non-Qualified Custodial Account**
☐ **Other:** ____________ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

NAME OF TRUST (if applicable)

MAILING ADDRESS

CITY — STATE — ZIP

BUSINESS PHONE

SECTION (3)a
CUSTODIAN TAX ID # — CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION (REQUIRED)

SECTION (4)a
NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other: ____________

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other: ____________

SECTION (4)b
STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY — STATE — ZIP

HOME PHONE (REQUIRED) — BUSINESS PHONE

E-MAIL ADDRESS (Recommended)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

(SIGNATURE REQUIRED)

SECTION (4)c
ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY — STATE — ZIP

SECTION (4)d
INVESTOR DATE OF BIRTH (MM/DD/YYYY) — JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY) — ENTITY TAX ID # (if applicable)

REQUIRED

INVESTOR SSN# — JOINT INVESTOR / AUTHORIZED SIGNER SSN#

SECTION (4)e Please indicate Citizenship Status (REQUIRED): If a box is not checked, U.S. Citizenship will be applied by default.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

*If non-resident alien, Investor must submit the appropriate w-8 form (W-8BEN, W-8EXP or W-8IMY) in order to make an investment.

SECTION (4)f: Please indicate if Employee, Affiliate or Board Member of:
☐ Griffin-Benefit Street Partners Business Development Company
☐ Griffin Capital Essential Asset REIT II, Inc.
☐ Griffin-American Healthcare REIT III, Inc.

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EA2-IU649 (0715)

Appendix A

(5) DISTRIBUTION OPTIONS (REQUIRED): If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.

☐ Mail to Street Address (4b)

☐ Mail to Alternate Address (4c)

☐ Distribution Reinvestment Plan (DRP) (see Instruction 5)
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.
________% DRP ________% cash (must equal 100%)

☐ Cash Distributions Directed to:

☐ Via Electronic Deposit (ACH)
Complete information below. See ACH Language in Section 5 of the instructions.
☐ **Checking** (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP

BANK ABA# (FOR ACH ONLY) | ACCOUNT #

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

All distributions for custodial accounts will be sent to the custodian.

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.
Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/ Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, and, if applicable, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) represent that i am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the securities.

INITIALS INITIALS **(E)**

Additional State Suitability Standards for Residents of the Following States:

Alabama - Shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in the Company and its affiliates.
Iowa – Shares will only be sold to residents of the State of Iowa representing that they have either (a) a liquid net worth of $300,000 (exclusive of home, furnishings, and automobiles) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, furnishings, and automobiles). In addition, an Iowa investor must limit his or her investment in the Company to 10% of such investor's liquid net worth.
Kansas - It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the Company and other non-traded real estate investment trusts.
Kentucky - Investments by residents of the State of Kentucky must not exceed 10% of such investor's liquid net worth in our shares or the shares of our affiliates' non-publicly traded real estate investment trusts.
Maine - The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth.
Massachusetts - Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in the Company and other illiquid direct participation programs.
Nebraska - In addition to the Company's suitability requirements, Nebraska investors must limit their investment in the Company's offering and in the securities of other direct participation programs to 10% of such investor's net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.
New Jersey - New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.
New Mexico - A New Mexico resident may not invest more than 10% of his or her liquid net worth in the Company and other direct participation investments.
North Dakota - North Dakota residents must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least 10 times their investment in the Company.
Ohio - It shall be unsuitable for an Ohio investor's aggregate investment in shares of the Company, its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth.
Oregon - Shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in the Company and that they meet one of the Company's suitability standards.
Pennsylvania - Shares will only be sold to residents of the State of Pennsylvania representing that they have a net worth of at least 10 times their investment in the Company's securities and that they meet one of the Company's suitability standards. Please see "Special Notice to Pennsylvania Investors" on page 165 of the Company's prospectus.
Tennessee - Investments by residents of the State of Tennessee must not exceed 10% of such investor's liquid net worth.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X
SIGNATURE OF INVESTOR **(REQUIRED)**

DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR (if applicable)

X
AUTHORIZEDSIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA
The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.** (Broker-Dealer Signature Approval Required)

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE# (REQUIRED) | FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) | REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX | BRANCH ID #

CITY | STATE | ZIP

BUSINESS PHONE# (REQUIRED)

E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.
☐ **Check only** if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE (REQUIRED)

X | X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) (REQUIRED)

DATE (REQUIRED)

X
SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE (REQUIRED)

MAIL TO:
Regular Mail: Griffin Capital Essential Asset REIT II, c/o DST Systems, Inc., PO Box 219133, Kansas City, MO 64121-9133
Overnight Mail: Griffin Capital Essential Asset REIT II, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

PAGE 4 OF 4

EA2-IU649 (0715)

Appendix A